UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2021

AKERNA CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39096	83-2242651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Larimer Street, #246, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 932-6537

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KERN	NASDAQ Capital Market
Warrants to purchase one share of Common Stock	KERNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 2, 2021, Akerna Corp. (the “Company”) and all the holders (the “Holders”) of its outstanding senior secured convertible notes issued on June 9, 2020 (the “Notes”), agreed, in connection with the Company’s installment notice for the February 1, 2021 installment amount, to increase the installment amount for February 1, 2021, in the aggregate, by $4,400,000 (the “Increased Installment Amount”), and the Holders have elected to defer the Increased Installment Amount from February 1, 2021 to March 1, 2021, with the Increased Installment Amount and such deferral being effective as of January 31, 2021.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Commission on December 23, 2020, pursuant to the waiver between the Company and the Holders, dated December 23, 2020, the Company and the Holders agreed that the Company could waive the installment scheduled principal amount for any installment date by setting forth in the installment notice for that installment date an installment amount greater than the installment scheduled principal amount due and payable on the next installment date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 3, 2021	AKERNA CORP.

	By:	/s/ Jessica Billingsley
Name: Jessica Billingsley Title: Chief Executive Officer

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